Exhibit 10.141
AMENDMENT TO REPLACEMENT
COMMON STOCK PURCHASE WARRANT
This Amendment to Replacement Common Stock Purchase Warrant (this “Amendment”), effective as of February 29, 2008, by and between Applied Digital Solutions, Inc., a Delaware corporation (the “Company”) and Kallina Corporation (the “Holder”) amends that certain Replacement Common Stock Purchase Warrant, dated as of February 22, 2008, issued by the Company in favor of Holder and exercisable into up to 1,354,839 shares of Common Stock of the Company (as amended, modified or supplemented from time to time, the “Warrant”).
PREAMBLE
WHEREAS, Digital Angel Corporation, a Delaware corporation (“Digital Angel”), issued a warrant to Holder, dated August 31, 2007 (the “Original Warrant”), to purchase from Digital Angel up to 967,742 fully paid and nonassessable shares of common stock, $0.005 par value per share, at the exercise price of $1.69 for all shares acquired thereunder.
WHEREAS, effective December 28, 2007, Digital Angel Acquisition Corp., a Delaware corporation, merged with and into Digital Angel, with Digital Angel surviving and becoming a wholly-owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Reorganization, dated August 8, 2007, as amended, among the Company, Digital Angel and Digital Angel Acquisition Corp. (the “Merger Agreement”).
WHEREAS, pursuant to the Merger Agreement, each of the then-outstanding warrants to purchase shares of Digital Angel common stock were converted into a warrant to purchase that number of whole shares of Common Stock (as defined herein) of the Company determined by multiplying the number of shares of Digital Angel common stock subject to such Digital Angel warrant by 1.4 shares, at an exercise price per share of Common Stock of the Company equal to the exercise price per share of such Digital Angel warrant immediately prior to the effective time of the merger divided by 1.4, rounded up to the nearest whole cent (the “Merger Consideration”).
WHEREAS, as a result of the foregoing, the Original Warrant was cancelled and the Warrant, containing substantially similar terms as the Original Warrant, except to reflect the Merger Consideration, was issued by the Company to the Holder.
WHEREAS, the parties wish to amend the Warrant in connection with the Amendment of Warrants and Conditional Consent to Asset Sales made and entered into effective as of February 29, 2008, by and among Holder, Laurus Master Fund, Ltd., a Delaware corporation, Valens U.S. SPV I, LLC, a Delaware corporation, Valens Offshore SPV I, Ltd., a Cayman Islands company, Valens Offshore SPV II, Corp., a Delaware corporation, PSource Structured Debt Limited, a Guernsey limited liability closed-ended company, and the Company.

NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. The definition of “Exercise Price” in the Warrant is hereby deleted and replaced by the following:
The “Exercise Price” applicable under this Warrant shall be the price of $0.70 per share for each share acquired hereunder.”
2. This Amendment shall be effective as of the date hereof following the execution and delivery of this Amendment by each of the Company and Holder.
3. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Warrant, and all of the other forms, terms and provisions of the Warrant remains in full force and effect.
4. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		HOLDER:

APPLIED DIGITAL SOLUTIONS, INC.		KALLINA CORPORATION

By:	/s/ Lorraine M. Breece	By:	/s/ Scott Bluestein

Name:	Lorraine M. Breece	Name:	Scott Bluestein

Title:	Senior VP and Acting CFO	Title:	Authorized Signatory

Amendment to Replacement Common Stock Purchase Warrant